Exhibit 24
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                               Ashley Dunster
                  c/o Capital International Research, Inc.
                             40 Grosvenor Place
                          London, England SWIX7GG

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                             POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that Ashley Dunster, an individual, does hereby nominate, constitute and appoint any of Ida Levine, Naomi Kobayashi, James Brown, Mark Brubaker and Christopher Chen his true and lawful attorneys-in-fact, each of which may single-handedly on behalf of Mr. Dunster sign, execute and deliver any filings (including, without limitation, amendments to Form 4's and Form 5's) under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to Golden Telecom, Inc. as such person deems necessary and appropriate.

I hereby ratify and confirm any action taken by either of the above attorneys within the scope of authority conferred hereunder and undertake to ratify and confirm any and all actions to be taken by the above attorney within the scope of authority conferred hereby.

This Power of Attorney unless earlier revoked shall terminate on December 31, 2006.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 11th day of August 2005.



By:  /s/ Ashley Dunster
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     Ashley Dunster